                                                   Exhibit 99.1

                                       Tropical Sportswear Int'l Corporation

                                      NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                            AS AMENDED JANUARY 28, 2003

         1.       Purpose of Plan.  The purpose of this Plan is to enable  Tropical  Sportswear  Int'l  Corporation
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(the "Company") and its Subsidiaries to compete successfully in attracting,  motivating and retaining  Non-Employee
Directors  with  outstanding  abilities by making it possible  for them to purchase  Shares on terms that will give them a direct and continuing  interest in the future success of the businesses of the Company and its  Subsidiaries and encourage them to remain as directors of the Company or one or more of its Subsidiaries.

         2.       Definitions.  For purposes of the Plan, except where the context clearly indicates otherwise,
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the following terms shall have the meanings set forth below:

                  (a)  "Board" means the Board of Directors of the Company.

                  (b)  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  (c)  "Effective  Date" means the later of (i) the effective  date of any  registration  statement with  respect  to the  Shares  under  the  Securities  Exchange  Act of  1934,  as  amended,  and (ii) the time the underwriting agreement has been executed and delivered by all parties thereto,  where the "underwriting  agreement"
is that  underwriting  agreement  referred to in the  prospectus  included in such  registration  statement when it first became  effective.  Such execution and delivery shall be  definitively  evidenced by any  certificate to such effect by any officer of the Company.

         (d) "Fair Market Value," on any date,  means,  with respect to a Share,  (i) if the Shares are listed on a securities  exchange or are traded over the Nasdaq  National  Market,  the closing  sales price on such exchange or over such  system on such date or, in the absence of reported  sales on such date,  the closing  sales price on the immediately  preceding  date on which  sales were  reported,  or (ii) if the Shares are not listed on a  securities exchange or traded  over the Nasdaq  National  Market,  the mean  between  the bid and offered  prices as quoted by
Nasdaq for such date,  provided  that if it is determined  that the fair market value is not properly  reflected by such Nasdaq  quotations,  Fair Market Value will be determined by such other method as the Committee  determines in good faith to be reasonable.

                  (e)  "Non-Employee  Director"  shall mean any member of the  Company's  Board of Directors who is not an employee of the Company or any Subsidiary at the time Options are granted to such person.

                  (f)  "Option"  means an option  granted  under this Plan,  which Option shall not be an incentive stock option  within the meaning of Section 422 of the Code,  or the  corresponding  provision of any  subsequently enacted tax statute.

         (g)  "Optionee"  means any person  who has been  granted an Option  which  Option has not  expired or been fully exercised or surrendered.

         (h)  "Plan" means the Company's Non-Employee Director Stock Option Plan.

                  (i) "Rule  16b-3"  means Rule 16b-3  promulgated  pursuant  to  Section  16(b) of the  Securities
Exchange Act of 1934, as amended, or any successor rule.

                  (j) "Share"  means one share of voting common  stock,  par value $.01 per share,  of the Company, and such other stock or securities that may be substituted therefor pursuant to Section hereof.

                  (k)  "Subsidiary"  means any  "subsidiary  corporation"  within the meaning of Section  424(f) of the Code.

         3.       Limits on  Options.  The total  number of Shares  with  respect to which  Options  may be granted
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under the Plan shall not exceed in the  aggregate  400,000  Shares,  subject to adjustment as provided in Section 5 hereof.  If any Option  expires,  terminates  or is  terminated  for any reason prior to its exercise in full,  the
Shares that were subject to the  unexercised  portion of such Option shall be available for future grants under the
Plan.

         4.       Granting and Terms of Options.
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                  (a) Each  Non-Employee  Director shall on the Effective Date  automatically  be granted an Option to purchase  10,000 Shares.  Thereafter,  on the date on which a Non-Employee  Director,  other than a Non-Employee
Director who is serving as such on the Effective  Date, is first  elected or appointed as a  Non-Employee  Director during the existence of the Plan, such Non-Employee  Director shall  automatically be granted an Option to purchase
10,000 Shares.

(b)      Each  Non-Employee  Director  shall  automatically  be  granted  on the  date of each  annual  meeting  of shareholders  held  during  the time the Plan is in effect  (if he or she  continues  to serve in such capacity following such meeting), an Option to purchase 10,000 Shares.

         (c)  Notwithstanding  the  provisions of Section 4.(a) and 4.(b)  hereof,  Options shall be  automatically granted to  Non-Employee  Directors  under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

         (d) The  exercise  price of each  Share  subject  to an Option  shall be equal to 100% of the Fair  Market
Value of the Shares on the date of grant of such Option.

                  (e) Options  shall not be  assignable or  transferable  by the Optionee  other than by will or by the laws of descent and  distribution  except that the Optionee  may,  with the consent of the Board of  Directors, transfer without  consideration  Options to the Optionee's  spouse,  children or  grandchildren  (or to one or more trusts for the benefit of any such family members or to one or more  partnerships  in which any such family members are the only partners).

                  (f) Each Option shall expire and all rights  thereunder  shall end at the  expiration of ten (10)
years  after  the date on which  it was  granted,  subject  in all  cases to  earlier  expiration  as  provided  in subsections (g) and (h) of this Section 4.

                  (g) During the life of an Optionee,  an Option shall be  exercisable  only by such Optionee or by someone duly authorized to act for the Optionee in the case of disability or legal incompetence.

                  (h) In addition to the rights  granted in subsection  (i) of this Section 4, if an Optionee:  (i)
dies while a Director of the  Company;  (ii) ceases to be a Director of the Company as a result of such  Optionee's resignation  from the Board,  provided  that the Company has consented in writing to such  Optionee's  resignation;
(iii)  resigns or is removed by reason of a  disability;  or (iv) ceases to be a Director of the Company other than as described in clauses (i),  (ii) or (iii) and other than for cause as described in the next  following  sentence, then such Optionee,  or the duly  authorized  representatives  of such Optionee,  shall have the right, at any time prior to the end of one (1) year  after  the  death  or  after  such  resignation  of the  Optionee,  as the  cases described  in clause (i),  (ii) or (iii) may be; or at any time prior to the end of one (1) month after the date on which the Optionee  ceases-to-be  a Director of the Company for reasons  within clause (iv),  but in each such case only prior to the  termination  of the Option  pursuant to subsection (f) of this Section 4, to exercise any Option to the extent such Option was exercisable by the Optionee  immediately prior to such Optionee's death,  disability, resignation,  or  ceasing-to-be  a Director of the  Company as referred to in clause (iv) of the first  sentence of this  subsection  (h),  as the case may be. If the  Optionee  is removed as a Director of the Company for cause (as defined in the Company's Amended and Restated  Articles of Incorporation,  as amended from time to time) other than disability, all Options of the Optionee shall terminate immediately on the date of such removal.

         (i) Each Option  granted  pursuant to Section 4(a) shall become  exercisable  (subject to the  limitations on exercise set forth in  subsection  (f) of this Section 4), in whole or in part,  as follows:  (i) the Option may not be  exercised  to any  extent  prior to one (1) year  following  the date of grant;  and (ii) the Option may be exercised  to the  extent of 33 1/3% of the Shares  subject to such  Option  after one year  following  the date of grant and may be exercised to the extent of an additional  33 1/3% of the Shares  subject to such Option after each of the second and third years  following  the date of grant.  Each Option  granted  pursuant to Section  4(b) shall become  exercisable  (subject to the  limitations  on exercise set forth in  subsection  (f) of this Section 4), in whole or in part, immediately upon the date of the grant.

         (j) An Option may be  exercised in whole at one time or in part from time to time,  subject to  subsection
(i) of this Section 4.

         (k) Options  granted  pursuant to the Plan shall be evidenced by an  agreement  in writing  setting  forth the material  terms and  conditions of the grant,  including,  but not limited to, the number of Shares  subject to
Options.

         5.       Effect of Changes in Capitalization.
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         (a) If the number of  outstanding  Shares is increased  or  decreased  or changed into or exchanged  for a different  number  or kind of  shares  or other  securities  of the  Company  by  reason  of any  recapitalization, reclassification,  stock split,  combination of shares,  exchange of shares,  stock dividend or other  distribution payable in capital stock,  or other increase or decrease in such shares  effected,  in each case without receipt of consideration by the Company,  a proportionate  and appropriate  adjustment shall be made by the Board of Directors in (i) the number and type of Shares  subject to the Plan and which  thereafter  may be made the subject of Options under  the  Plan,  and (ii)  the  number  and  kind of  shares  for  which  Options  are  outstanding,  so that the proportionate  interest of the Optionee immediately  following such event shall, to the extent practicable,  be the same as  immediately  prior to such  event.  Any such  adjustment  in  outstanding  Options  shall not  change  the aggregate  option  price  payable  with  respect  to Shares  subject  to the  unexercised  portion  of the  Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

         (b)   Subject  to  Section  5. (c) hereof,  if  the  Company  shall  be the surviving  corporation  in any reorganization,  merger,  share exchange or  consolidation  of the Company with one or more other  corporations  or other entities,  any Option  theretofore  granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled  immediately  following  such  reorganization, merger,  share exchange or  consolidation,  with a corresponding  proportionate  adjustment of the option price per
Share so that the aggregate  option price  thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

         (c)  In  the  event  of:  (i)  the  adoption  of a plan  of  reorganization,  merger,  share  exchange  or consolidation  of the  Company  with one or more  other  corporations  or other  entities  as a result of which the holders of the Shares as a group would  receive  less than fifty  percent  (50%) of the voting power of the capital stock or other  interests  of the  surviving  or resulting  corporation  or entity;  (ii) the adoption of a plan of liquidation  or the approval of the  dissolution  of the  Company;  (iii) the approval by the Board of an agreement providing  for the sale or  transfer  of the assets of the  Company;  or (iv) the  acquisition  of more than twenty percent (20%) of the  outstanding  shares by any person within the meaning of Rule  13(d)(3)  under the  Securities
Exchange Act of 1934 if such acquisition is not preceded by a prior  expression of approval by the Board,  then, in each such  case,  any Option  granted  hereunder  shall  become  immediately  exercisable  in full,  subject to any appropriate  adjustments  in the number of Shares  subject to such Option and the option  price,  regardless of any provision  contained in the Plan with respect thereto limiting the  exercisability  of the Option for any length of time.  Notwithstanding the foregoing,  if a successor  corporation or other entity as contemplated in clause (i) or
(iii)  of the  preceding  sentence  agrees  to  assume  the  outstanding  Options  or to  substitute  substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately  exercisable,  but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

         (d)  Adjustments  under this Section 5 relating to Shares or  securities  of the Company  shall be made by the  Board,  whose  determination  in that  respect  shall be final and  conclusive.  Options  subject  to grant or previously  granted  under the Plan at the time of any event  described  in this Section 5 shall be subject to only such  adjustments  as shall be  necessary  to maintain  the  proportionate  interest  of the Options and  preserve, without  exceeding,  the value of such Options.  No fractional  Shares or units of other securities shall be issued pursuant to any such adjustment,  and any fractions  resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

                  (e) The grant of an Option  pursuant  to the Plan  shall not affect or limit in any way the right or power of the  Company to make  adjustments,  reclassifications,  reorganizations  or  changes of its  capital or business structure or to merge,  consolidate,  dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         6.       Delivery and Payment for Shares.
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                  (a) No Shares  shall be  delivered  upon the exercise of an Option until the option price for the
Shares  acquired has been paid in full.  No shares shall be issued or  transferred  under the Plan unless and until all legal  requirements  applicable  to the  issuance or transfer  of such  Shares have been  complied  with to the satisfaction  of the Board.  Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

         (b) Payment of the option  price for the Shares  purchased  pursuant to the exercise of an Option shall be made:  (i) in cash or by check  payable to the order of the Company;  (ii) through the tender (or  attestation)  to the  Company of Shares,  which  Shares  shall have been held by the  Optionee  for at least six months and shall be valued,  for  purposes of  determining  the extent to which the option price has been paid  thereby,  at their Fair
Market Value on the date of exercise;  or (iii) by a combination  of the methods  described in (i) and (ii) hereof.
Payment also may be made in  accordance  with a cashless  exercise  program  under which,  if so  instructed by the
Optionee,  Shares may be issued  directly to the  Optionee's  broker upon  receipt of the option price in cash from the broker.

         7.       No  Continuation  as a Director  and  Disclaimer  of Rights.  No  provision in the Plan or in any
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Option  granted or option  agreement  entered  into  pursuant  to the Plan shall be  construed  to confer  upon any individual  the right to remain a director (or  employee,  if he should become such after the date of grant) of the
Company or any  Subsidiary.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third  party  trustee  or  otherwise  hold any  amounts  in trust or escrow for  payment  to any  Optionee  or beneficiary  under the terms of the Plan.  An  Optionee  shall  have  none of the  rights of a  shareholder  of the
Company  until and to the extent  all or some of the Shares  covered by an Option are fully paid and issued to such
Optionee.

         8.       Administration.  The Plan is  intended  to be a formula  plan and  accordingly  is intended to be
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self-governing.  To the extent, if any, that any questions of interpretation  arise, these shall be resolved by the
Board.

         9.       Non  Obligation to Reserve or Retain  Shares.  The Board  adopted,  as of the  Effective  Date, a
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resolution  initially  reserving  authorized but unissued Shares for the Plan. The Company will be under no further obligation  to reserve,  or to retain in its  treasury,  any  particular  number of Shares in  connection  with its obligations hereunder.

         10.      Amendment of Plan. The Board,  without  further action by the  shareholders,  may amend this Plan
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from time to time as it deems  desirable;  provided  the Board may  condition  any  amendment  on the  approval  of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax,  securities,  or other applicable laws, policies or regulations.  Notwithstanding the foregoing:

                  (a)      the original  term of any Option may not be extended  without the prior  approval of the shareholders of the Company; and

                  (b)      except as otherwise  provided in Section 5 hereof,  the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company.

         11.      Termination  of Plan.  This Plan shall  terminate  ten (10) years from the  Effective  Date.  The
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Board may, in its  discretion,  suspend or terminate the Plan at any time prior to such date, but such  termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option.

         12.      Effective  Date.  The Plan shall become  effective on the  Effective  Date and Options  hereunder
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shall be  granted  on and after  that date as  provided  in the Plan and  subject  to  approval  of the Plan by the
Company's  shareholders  prior to, or within one year after,  the Effective  Date. Upon approval of the Plan by the shareholders  of the Company as set forth above,  all Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date.

                                            TROPICAL SPORTSWEAR INT'L CORPORATION

                                            By:      /s/ N. Larry McPherson
                                                     N. Larry McPherson

                                            Its:     Executive Vice President,
                                                     Chief Financial Officer and Treasurer